Exhibit 10.1

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 14, 2025, by and among (i) VERTEX, INC. (the “Borrower”), (ii) VERTEX VAT SOLUTIONS, LLC and VERTEX DELAWARE, LLC (collectively, the “Guarantors”; together with the Borrower, individually a “Loan Party” and collectively, the “Loan Parties”), (iii) the Lenders party hereto and (iv) PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Amended Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent are parties to an Amended and Restated Credit Agreement, dated as of November 4, 2024 (as heretofore amended, supplemented, or otherwise modified, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended, restated, supplemented or otherwise modified by this Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Amended Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders amend Section 8.2.5 of the Existing Credit Agreement [Dividends and Related Distributions] to permit the Borrower to make certain additional dividends or distributions; and

WHEREAS, the Administrative Agent and the Required Lenders have agreed to the above request on and subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Amendment. Effective on and as of the First Amendment Effective Date (as defined below), the first sentence of Section 8.2.5 of the Existing Credit Agreement [Dividends and Related Distributions] is hereby amended to (a) delete the word “and” at the end of clause (iii) thereto and insert in lieu thereof a “,” and (b) insert at the end of such sentence immediately before the “.” a new clause (v) which shall read in full as follows:

(v) additional dividends or distributions made (including, without limitation, on account of share repurchases) by the Borrower, provided that (I) no Event of Default has occurred and is continuing or would exist immediately after giving effect to such dividend or distribution, and (II) the Loan Parties shall have a pro forma Secured Debt Net Leverage Ratio that is less than 2.50 to 1.00 calculated as if such dividend or distribution had been made, and any Indebtedness associated with such dividend or distribution had been incurred, as of the last day of the immediately preceding fiscal quarter for which financial statements have been delivered to the Administrative Agent pursuant to Section 8.3.1 [Quarterly Financial Statements] or Section 8.3.2 [Annual Financial Statements], as the case may be.

2.             Representations and Warranties. In order to induce the Lenders and the Administrative Agent to enter into this Amendment and to amend the Existing Credit Agreement in the manner provided herein, each Loan Party hereby represents and warrants to each Lender and the Administrative Agent that the following statements are true and correct:

(a)            Both before and immediately after giving effect to this Amendment, there exists no Potential Default or Event of Default under the Existing Credit Agreement or the Amended Credit Agreement, as the case may be;

(b)            The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct (i) in the case of representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date hereof, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct in all material respects (or, if qualified as to materiality, in all respects) on and as of such prior date;

(c)            The execution and delivery of this Amendment by such Loan Party and the performance by such Loan Party of this Amendment and the other Loan Documents (as amended by this Amendment) (i) has been duly authorized by all necessary corporate or other organizational action on behalf such Loan Party and (ii) will not, except as permitted under the Amended Credit Agreement, result in or require the creation or imposition of any Lien upon the properties or assets of any Loan Party;

(d)            This Amendment and the other Loan Documents (as amended by this Amendment) constitute the legal, valid and binding obligation of each Loan Party party hereto or thereto, enforceable against such Loan Party in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity, regardless whether considered in a proceeding in equity or at law;

(e)            No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Official Body or third party is required in connection with the execution, delivery or performance by such Loan Party of this Amendment (except for those which have been obtained on or prior to the date hereof); and

(f)             Each Loan Party will receive direct and indirect benefits as a result of this Amendment becoming effective and the consummation of the transactions contemplated hereby.

3.             Conditions Precedent. This Amendment shall become effective on the date (such date, the “First Amendment Effective Date”) when each of the following conditions precedent is satisfied:

(a)            The Administrative Agent shall have received counterparts of this Amendment duly executed by (i) the Loan Parties, (ii) the Administrative Agent, and (iii) the Required Lenders;

(b)            To the extent requested, the Administrative Agent shall have received such documentation, in form and substance acceptable to the Administrative Agent and each Lender, and other information requested by the Administrative Agent or any Lender in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act; and

(c)            The Administrative Agent shall have received, to the extent invoiced, reimbursement of all fees and expenses of counsel to the Administrative Agent required to be paid or reimbursed by the Borrower hereunder.

4.             Affirmations. (a) Each of the Loan Parties hereby (i) ratifies and affirms all of the provisions of the Existing Credit Agreement and the other Loan Documents as amended hereby and (ii) agrees that the terms and conditions of the Existing Credit Agreement and the other Loan Documents shall continue in full force and effect as amended hereby and that all of its obligations thereunder are valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment or any other documents or instruments executed in connection herewith.

(b)            Without limiting the above, each Loan Party hereby (i) acknowledges, agrees and confirms that the Liens and security interests granted to the Administrative Agent for the benefit of the Secured Parties under the Collateral Documents are in full force and effect, constitute valid and perfected Liens and security interests on the Collateral having priority over all other Liens and security interests on the Collateral, except to the extent permitted under the Amended Credit Agreement and the other Loan Documents, and are enforceable in accordance with the terms of the applicable Collateral Documents (including, without limitation, the Guarantee and Collateral Agreement and the IP Security Agreements), and will continue to secure the Secured Obligations, including the obligations under the Amended Credit Agreement, and the other Loan Documents, (ii) reaffirms all of its obligations owing to the Administrative Agent and the Lenders under the Collateral Documents and (iii) acknowledges and agrees that the Collateral Documents shall continue to constitute legal, valid and binding obligations of such Loan Party, enforceable in accordance with their terms.

(c)            Each Loan Party (other than the Borrower) hereby (i) confirms and ratifies that all of its obligations as a Guarantor shall continue in full force and effect for the benefit of the Administrative Agent and the Secured Parties with respect to the Secured Obligations, including the obligations under the Amended Credit Agreement and the other Loan Documents and (ii) hereby irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Secured Obligations.

5.             Limited Effect. Except as expressly modified hereby, the Amended Credit Agreement, the Guarantee and Collateral Agreement and the other Loan Documents shall continue to be, and shall remain, unaltered and in full force and effect in accordance with their terms.

6.             Integration. This Amendment constitutes the sole agreement of the parties with respect to the transactions contemplated hereby and shall supersede all oral negotiations and the terms of prior writings with respect thereto. From and after the First Amendment Effective Date, all references in the Amended Credit Agreement, and each of the other Loan Documents to the “Credit Agreement” shall be deemed to be references to the Amended Credit Agreement. This Amendment shall constitute a Loan Document for all purposes under the Amended Credit Agreement and each of the other Loan Documents.

7.             Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.             No Novation. It is the intention of the parties hereto that this Amendment shall not constitute (and it shall not constitute) a termination of the Existing Credit Agreement or any other Loan Document, nor shall it extinguish the obligations for the payment of any Secured Obligations and/or any amounts due under the Existing Credit Agreement or any other Loan Document, or discharge or release (a) the performance of any party or (b) the attachment, creation or priority of any security interest or other Lien granted under the Guarantee and Collateral Agreement or any other Collateral Document (including the IP Security Agreements). It is the intention of the parties hereto that nothing herein contained or in the Amended Credit Agreement shall be construed (and nothing herein shall be construed) as a substitution, novation, release or discharge of (a) any of the Loans or other obligations outstanding under the Existing Credit Agreement or (b) any of the Secured Obligations outstanding under the Guarantee and Collateral Agreement (or any IP Security Agreement), each of which shall remain in full force and effect, except to any extent modified hereby. It is the intention of the parties hereto that all such security interests and Liens granted under the Guarantee and Collateral Agreement and the other Loan Documents (including the IP Security Agreements) shall continue in full force and effect as amended, supplemented or otherwise modified herein. Nothing contained herein shall constitute a release, termination or waiver of any of the Liens, security interests, rights or remedies granted to the Administrative Agent, the Lenders or any Related Party thereof in the Loan Documents.

9.             Miscellaneous.

(a)            GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF.

(b)            Successor and Assigns. This Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

(c)            Counterparts. This Amendment may be executed in one or more counterparts, each of which counterparts when executed and delivered shall be deemed to be an original, and all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile, other electronic transmission or other electronic imaging means (e.g., “pdf” or “tif”) will be effective as delivery of a manually executed counterpart hereof.

(d)            Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(e)            Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(f)             Expenses. To the extent required to be reimbursed pursuant to Section 11.3.1 of the Amended Credit Agreement [Costs and Expenses], the Loan Parties jointly and severally agree to pay all of the Administrative Agent’s reasonable out-of-pocket fees and expenses incurred in connection with this Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

VERTEX, INC.

By:	/s/ John Schwab
Name: John Schwab
Title: Chief Financial Officer

VERTEX VAT SOLUTIONS, LLC
By: Vertex, Inc., its Sole Member

By:	/s/ Ryan Leib
Name: Ryan Leib
Title: Chief Accounting Officer

VERTEX DELAWARE, LLC
By: Vertex, Inc., its Sole Member

By:	/s/ Ryan Leib
Name: Ryan Leib
Title: Chief Accounting Officer

[Signature Page to First Amendment]

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ Dominique Carter
Name: Dominique Carter
Title: Vice President

[Signature Page to First Amendment]

TD BANK, N.A., as a Lender

By:	/s/ Nicholas Stanek
Name: Nicholas Stanek
Title: Vice President

[Signature Page to First Amendment]

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ James Travagline
Name: James Travagline
Title: Managing Director

[Signature Page to First Amendment]